UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2019

SALARIUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2450 Holcombe Blvd. Suite J-608 Houston, TX	77021
(Address of principal executive offices)	(Zip Code)

(346) 772-0346

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SLRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On July 24, 2019, Salarius Pharmaceuticals, Inc. (“Salarius”) and its wholly owned subsidiary Flex Innovation Group LLC (together with Salarius, the “Selling Parties”) completed its sale of specified assets related to the HOTSHOT business, pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) with Cliff-Cartwright Corporation (the “Purchaser”) dated July 23, 2019. Under the Purchase Agreement, the Selling Parties agreed to sell certain contracts, inventory, goodwill, and intangible assets related to the HOTSHOT business, in consideration for $320,000, subject to certain adjustments.

The Purchase Agreement includes certain customary representations, warranties and covenants of the Selling Parties and the Purchaser. There is no material relationship between the Selling Parties and the Purchaser other than in respect of the Purchase Agreement.

The foregoing description of the Purchase Agreement included herein is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) On July 19, 2019, Salarius engaged Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2019, and dismissed Weaver & Tidwell, L.L.P. as principal accountants of Salarius Pharmaceuticals, LLC (“Private Salarius”). The decision to change accountants was approved by the audit committee of Salarius’ board of directors.

The report of Weaver & Tidwell, L.L.P. on Private Salarius’ financial statements for the years ended December 31, 2018 and 2017 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2018 and 2017, there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Weaver & Tidwell, L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of Weaver & Tidwell, L.L.P. would have caused Weaver & Tidwell, L.L.P. to make reference thereto in its reports on the financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

Salarius has provided Weaver & Tidwell, L.L.P. with the disclosures under this Item 4.01(a), and has requested and received from Weaver & Tidwell, L.L.P. a copy of the letter addressed to the SEC stating that Weaver & Tidwell, L.L.P. agrees with the above statements. A copy of the letter from Weaver & Tidwell, L.L.P. is attached as Exhibit 16.1 and incorporated herein by reference.

(b) On July 19, 2019, the audit committee of Salarius’ board of directors approved the engagement of Ernst & Young LLP as Salarius’ independent registered public accounting firm for the fiscal year ending December 31, 2019. Prior to the completion of the merger of Private Salarius with and into Flex Pharma, Inc.’s wholly owned subsidiary Falcon Acquisition Sub, LLC, Ernst & Young LLP served as the auditor of Flex Pharma, Inc.

During the years ended December 31, 2018 and 2017, and the subsequent interim period through July 18, 2019, neither Private Salarius nor anyone on its behalf consulted with Ernst & Young LLP, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on Private Salarius’ financial statements, and neither a written report nor oral advice was provided to Private Salarius that Ernst & Young LLP concluded was an important factor considered by Private

Salarius in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 7.01	Regulation FD Disclosure.

On July 24, 2019, Salarius issued a press release announcing the transaction with respect to its sale of assets related to the HOTSHOT business. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement dated July 23, 2019 by and among Salarius Pharmaceuticals, Inc., Flex Innovation Group LLC and Cliff-Cartwright Corporation.

16.1	Letter dated July 24, 2019 from Weaver & Tidwell, L.L.P. to the SEC.

99.1	Press release issued on July 24, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2019

Salarius Pharmaceuticals, Inc.

By:	/s/ David J. Arthur
David J. Arthur
President and Chief Executive Officer